Exhibit 10.9

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to Loan Agreement (this "Amendment"), is made and entered into as of February 16, 2009 between BANK OF AMERICA, N.A., a national banking association ("Bank") and KEY TECHNOLOGY, INC., an Oregon corporation "Borrower").

W I T N E S S E T H:

WHEREAS, pursuant to a Loan Agreement dated as of December 10, 2008 (the "Loan Agreement"), Bank agreed to make credit facilities in the aggregate principal sum of $16,400,000.00 available to Borrower (the "Loan").

NOW, THEREFORE, the parties hereto mutually agree to modify the Loan Agreement as hereinafter provided, and do hereby covenant and agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2.           Amendments.  The Loan Agreement is hereby amended as follows:

A.	Repayment Terms.	Paragraph 2.3(a) of the Loan Agreement is hereby deleted in its entirety and superseded and replaced with the following:

“(i)           The Borrower will pay interest on February 2, 2009, and then on the first banking day of each month thereafter until payment in full of any principal outstanding under this facility, but in no event later than January 2, 2024 (the “Repayment Period”.)

“(ii)           The Borrower will repay principal in installments on the dates and in the amounts listed on Exhibit "A" attached hereto and incorporated herein by this reference.

“(iii)           The Borrower may prepay the loan in full or in part at any time.  The prepayment will be applied to the most remote payment of principal due under this Agreement.”

B.           Compliance Certificates.                                                      Paragraph 8.2(b) of the Loan Agreement is hereby deleted in its entirety and superseded and replaced with the following:

“Within one hundred twenty days (120) days of the filing of the Form 10-K and forty-five (45) days of the filing of each 10-Q, as the case may be, a compliance certificate of the Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.”

3.           Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event of default which is, or with notice or lapse of time or both would be, a default under the Loan Documents except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank; (b) the representations and warranties in the Loan Documents are true as of the date of this Amendment as if made on the date of this Amendment; (c) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers; (d) this Amendment does not conflict with any law, agreement, or obligations by which the Borrower is bound; and (e) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4.           Effect of Amendment.  Except as herein expressly changed, all terms, covenants and provisions of the Loan Documents, as amended, remain in full force and effect and are hereby expressly ratified and confirmed by the parties hereto. Upon execution of this Amendment by any party, such party's signature may be provided to Bank by facsimile transmission.  Any signatures provided by facsimile transmission shall be deemed originals and may be relied upon by Bank.

5.           Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Amendment is executed as of the date stated at the top of the first page.

BANK: BANK OF AMERICA, N.A., a national banking association By: /s/ Brad Ruland Its: SVP	BORROWER: KEY TECHNOLOGY, INC., an Oregon corporation By: /s/ John J. Ehren Its: SVP & CFO
Address where notices to the Bank are to be sent: GCIB Credit Services 1075 Main Street, 2nd Floor Waltham, MA 02451 Facsimile:(866)495-4535	Address where notices to the Borrower are to be sent: 150 Avery Street Walla Walla, Washington 99362

USA PATRIOT ACT NOTICE
Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information.  The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.